SUB-ITEM 77I

MFS Mid Cap Growth Fund, a series of MFS Series Trust IV, established a new class of shares, class R shares, as described in the Post-Effective Amendment No. 38 to Registration statement on Form N-1A (File Nos. 2-54607 and 811-2594), filed with the Securities and Exchange Commission via EDGAR on December 20, 2002, under Rule 485 under the Securities Act of 1933. Such description is hereby incorporated by reference.